Exhibit 99.1

Bioxytran, Inc. Announces Commercial Distribution Agreement

with Khoury Medical LTD for A-SUQAR® Dietary Supplement

Needham, MA — February 17, 2026 — Bioxytran, Inc. (“Bioxytran” or the “Company”), a biotechnology company developing galectin-targeting carbohydrate technologies with applications across infectious disease, metabolic health, and inflammation, today announced that it has entered into a commercial Distribution Agreement with Khoury Medical LTD (“Khoury Medical”), a company focused on the development and commercialization of plant-derived dietary supplements.

Under the agreement, Khoury Medical will commercialize A-SUQAR®, a chewable dietary supplement containing Bioxytran’s proprietary partially hydrolyzed guar gum (PHGG) formulation, in permitted markets in accordance with the Distribution Agreement. The product is marketed as a dietary supplement intended to support healthy post-meal blood sugar levels, consistent with applicable regulatory requirements.

“This agreement represents an important milestone for Bioxytran as we transition from a development-stage organization to a company with recurring commercial revenue,” said David Platt, Chief Executive Officer of Bioxytran. “A-SUQAR® provides real-world market validation of our proprietary carbohydrate-based galectin platform, while preserving our ability to advance higher-value pharmaceutical and antiviral programs.”

Bioxytran’s recent positive Phase 2 clinical results with ProLectin-M, its investigational antiviral candidate, further validate the Company’s proprietary carbohydrate-based galectin platform. The same foundational galectin-targeting science underpins both its pharmaceutical development programs and select nutraceutical applications, demonstrating the breadth of potential applications for this technology.

The Distribution Agreement provides the potential for earned, volume-based marketplace exclusivity, subject to defined purchase thresholds and conditions set forth in the Distribution Agreement. Manufacturing will be performed by Bioxytran’s designated OEM, with regulatory registration, marketing, and distribution execution led by Khoury Medical, allowing Bioxytran to maintain a capital-efficient commercial model while retaining full ownership of its intellectual property.

“This collaboration allows us to bring a differentiated, science-informed product with the potential for broader market expansion, subject to applicable agreements and regulatory requirements,” said Mr. Nassar Khoury, CEO of Khoury Medical LTD. “We believe A-SUQAR® addresses a meaningful consumer need, and we look forward to building a successful commercial launch together with Bioxytran.”

Importantly, the agreement is structured to apply solely to non-pharmaceutical dietary products, preserving Bioxytran’s ability to independently advance and partner its technology for pharmaceutical, antiviral, and other clinical development applications.

The parties expect initial commercial shipments to commence following completion of standard launch preparations.

About Bioxytran, Inc.

Bioxytran, Inc. is a biotechnology company developing carbohydrate-based technologies targeting galectins and related biological pathways. The Company’s platform has potential applications across infectious disease, metabolic health, inflammation, and oncology, with development and commercial-ready programs spanning pharmaceutical, nutraceutical, and licensing pathways.

For more information, visit www.bioxytraninc.com.

About A-SUQAR

A-SUQAR is a chewable tablet taken before a meal to reduce blood sugar.

About Khoury Medical LTD

Khoury Medical LTD is a health-focused company dedicated to the development and commercialization of plant-derived dietary supplements. The company partners with innovative technology providers to bring differentiated, science-driven products to market through established consumer and pharmacy channels.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws, including statements regarding the expected commercialization of A-SUQAR®, anticipated benefits of the Distribution Agreement, the Company’s recent Phase 2 clinical results, and Bioxytran’s future business and development plans. Forward-looking statements are generally identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements include these terms. Such statements are subject to significant risks, uncertainties, and assumptions that could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks related to regulatory compliance, commercialization execution, market acceptance, clinical development, intellectual property protection, financing requirements, and other factors described in Bioxytran’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings made from time to time. Bioxytran undertakes no obligation to update or revise any forward-looking statements, except as required under applicable securities laws.

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